EXHIBIT 10.1

AGREEMENT

This Agreement is made and entered into as of the 5th day of January, 2006, by and between SOUTHERN CONNECTICUT BANCORP, INC. having a principal place of business in New Haven, Connecticut (hereinafter referred to as the “Company”) and Carlota I. Grate, residing in Rocky Hill, Connecticut (hereinafter referred to as the “Employee”).

W I T N E S S E T H

WHEREAS, the Employee is employed as an employee-at-will by the Company as the Senior Vice President and Chief Financial Officer of the Company and of its wholly-owned subsidiary The Bank of Southern Connecticut (the “Bank”); and

WHEREAS, the parties have agreed to provide certain benefits to the Employee upon a change in control of the Company as specified below;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby mutually covenant and agree as follows:

1. Change in Control. If, as the result of a “Business Combination”, the Employee incurs an “Adverse Employment Event”, the Employee shall be paid a lump sum payment of an amount equal to two times her base annual compensation immediately before the Business Combination. An “Adverse Employment Event” for the purposes of this Agreement shall be deemed to occur if (i) the Employee’s position as Senior Vice President and Chief Financial Officer at both the Company and the Bank shall end, or (ii) the Employee’s responsibilities at both the Company and the Bank shall be significantly reduced.  A “Business Combination” for the purposes of this Agreement shall be defined as the sale by the Company of all or substantially all of its assets, the acquisition of fifty-one (51%) of the Company’s outstanding voting stock, or the merger of the Company with another corporation as a result of which the Company is not the surviving entity.

2. Successors and Assigns. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, including, without limitation, any corporation, individual or any person or entity which may acquire all or substantially all of the assets and business of the Company, or of any division of the Company for which the Employee has primarily management responsibility, or with or into which the Company may be consolidated or merged or any surviving corporation in any merger involving the Company.

3. Arbitration. Any dispute which may arise between the parties hereto shall be submitted to binding arbitration in accordance with the Rules of the American Arbitration Association providing that such dispute shall first be submitted to the Company’s Board of Directors in an effort to resolve such dispute without resort to arbitration. In any dispute which is submitted to arbitration, the arbitration costs and attorney’s fees of the prevailing party shall be paid by the other party.

4. Severability. If any of the terms or conditions of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such term or condition shall be deemed severable from the remainder of this Agreement, and the other terms and conditions of this Agreement shall continue to be valid and enforceable.

5. Construction. This Agreement shall be construed under the laws of the State of Connecticut. Section headings are for convenience only and shall not be considered a part of the terms and provisions of this Agreement.

6. Entire Agreement. This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties. Employee acknowledges that she has not relied on any representations, promises, or agreements of any kind made to her in connection with her decision to sign this Agreement, except for those set forth in this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer and Employee has hereunto set her hand, on the day first above written.

SOUTHERN CONNECTICUT BANCORP, INC. By: /s/ Joseph V. Ciaburri ------------------------------------------------- Joseph V. Ciaburri Chairman and Chief Executive Officer
EMPLOYEE: /s/ Carlota I. Grate ------------------------------------------------- Carlota I. Grate